Exhibit 99.13

                           MCLEODUSA INCORPORATED

          CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND
       RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF
          SERIES F CONVERTIBLE PREFERRED STOCK AND QUALIFICATIONS,
                   LIMITATIONS AND RESTRICTIONS THEREOF

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                      Pursuant to Section 151 of the
             General Corporation Law of the State of Delaware
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     McLeodUSA Incorporated (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), and the authority delegated by the Board of Directors to a Special Committee of the Board of Directors in accordance with the provisions of Section 141(c) of the General Corporation Law of the State of Delaware and Section 3.7 of the Amended and Restated Bylaws of the Corporation and pursuant to the provisions of
Section 151 of the General Corporation Law of the State of Delaware, said Special Committee of the Board of Directors is authorized to issue Preferred Stock of the Corporation in one or more series and the Special Committee of the Board of Directors has approved and adopted the following resolution on ______________, 2001 (the "Resolution"):

          RESOLVED that, the Special Committee of the Board of Directors hereby creates, authorizes and provides for the issuance of a series of the Class II Preferred Stock of the Corporation, par value $.001 per share, designated as the "Series F Convertible Preferred Stock," consisting of 10,000,000 shares and having the powers, designation, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Restated Certificate of Incorporation and in this Resolution as follows:

     1. Number and Designation. 10,000,000 shares of the Preferred Stock of the Corporation shall constitute a series designated as "Series F
Convertible Preferred Stock" (the "Series F Preferred Stock").

     2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

     "Class A Common Stock" means any shares of the Corporation's Class A common stock, par value $.01 per share, now or hereafter authorized to be issued, any and all securities of any kind whatsoever of the Corporation which may be exchanged for or converted into Class A Common Stock, and any and all securities of any kind whatsoever of the Corporation which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Class A Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

     "Common Stock" means the Corporation's Class A Common Stock, and any other common stock of the Corporation.

     "Issue Date" means the original date of issuance of shares of Series F Preferred Stock.

     "Liquidation Preference" with respect to a share of Series F Preferred Stock means $.01.

     "Market Price" means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Corporation.

     3. Rank. (a) The Series F Preferred Stock will, with respect to rights on liquidation, winding-up and dissolution, rank (i) senior to all classes of Common Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series F Preferred Stock as to rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation, as "Junior Securities");
(ii) on a parity with each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation, the terms of which expressly provide that such class or series will rank on a parity with the Series F Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Securities"); and (iii) junior to each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation, the terms of which expressly provide that such class or series will rank senior to the Series F Preferred Stock as to rights on liquidation, winding_up and dissolution of the Corporation (collectively referred to as "Senior Securities").

     (b) The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any warrants, rights or options or other securities exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities and Senior Securities, as the case may be.

     (c) The Series F Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities.

     4. Dividends. For so long as any shares of Series F Preferred Stock are outstanding, if the Corporation pays a dividend on the Common Stock, then at the same time the Corporation shall declare and pay a dividend on each share of Series F Preferred Stock equal to the dividend paid on a share of Common Stock.

     5. Liquidation Preference. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "liquidation"), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the outstanding shares of Series F Preferred Stock shall be entitled to receive an amount per share in cash equal to the greater of (i) the Liquidation Preference or (ii) the amount per share that a share of Common Stock would receive if each share of Series F Preferred Stock were converted into one share of Common Stock immediately prior to such liquidation, dissolution or winding up. For the purposes of this Section 5, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

     6. Conversion. (a) Subject to the provisions of this Section 6, each share of Series F Preferred Stock shall be converted on the sixtieth (60th) day following the Issue Date into a number of fully paid and non-assessable shares of Class A Common Stock equal to (x) $10 divided by (y) a fraction, the numerator of which will be the sum of the closing prices per share of the Class A Common Stock for six business days derived by selecting ten
(10) Business Days within such sixty (60) day period selected randomly and excluding the two (2) highest and two (2) lowest closing prices from such ten days, and the denominator of which is 6 (the "Conversion Price").

     (b) In order to effect the conversion, the Corporation shall give notice of such event by first class mail, postage prepaid, mailed within five (5) Business Days, to each holder of record of shares of Series F Preferred Stock at such holder's address as the same appears on the stock register of the Corporation. Such notice shall set forth (A) the calculation of the Conversion Price (including the trading days utilized in making the calculation) and (B) the place or places where certificates for such shares are to be surrendered.

          (i) Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series F Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.

          (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series F Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, (x) a certificate or certificates for the whole number of shares of Class A Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 6 and (y) any cash adjustment required pursuant to Section 6(e).

          (iii) The conversion of shares of Series F Preferred Stock pursuant to Section 6(a) shall be deemed to have been effected immediately prior to the close of business on the first trading day after the Issue Date, and the person in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon any such conversion shall be deemed to have become the holder of record of the shares of Class A Common Stock represented thereby at such time on such date and such conversion shall be into a number of whole shares of Class A Common Stock in respect of the shares of Series F Preferred Stock being converted as determined in accordance with this Section 6 at such time on such date. All shares of Class A Common Stock delivered upon conversion of the Series F Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing the shares of Series F Preferred Stock to be converted, the shares to be so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Class A Common Stock and other amounts payable pursuant to this Section 6.

     (c) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Class A Common Stock as shall be required for the purpose of effecting the conversion of the Series F Preferred Stock.

          (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series F Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

     (d) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of the Series F Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the holder of the Series F Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (e) In connection with the conversion of the Series F Preferred Stock, no fractions of shares of Class A Common Stock shall be required to be issued to the holder of such shares of Series F Preferred Stock, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Class A Common Stock on the Business Day next preceding the date of conversion.

     7. Voting Rights. The holders of record of shares of Series F Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 7 or as otherwise provided by law.

     (a) Without the written consent of holders of a majority of the outstanding shares of Series F Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series F Preferred Stock at a meeting of the holders of Series F Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Restated Certificate of Incorporation or this Certificate of Designation so as to adversely affect the preferences, rights or powers of the Series F Preferred Stock or to authorize the issuance of, or to issue any, additional shares of Series F Preferred Stock; provided that any such amendment that changes any dividend or other amount payable on or the Liquidation Preference of the Series F Preferred Stock shall require the written consent of holders of two-thirds of the outstanding shares of Series F Preferred Stock or the affirmative vote of holders of two-thirds of the outstanding shares of Series F Preferred Stock at a meeting of the holders of Series F Preferred Stock called for such purpose.

     (b) Without the written consent of holders of a majority of the outstanding shares of Series F Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series F Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not create, authorize or issue any Senior Securities.

     (c) The Corporation may, without the consent of the holders of the Series F Preferred Stock, or any one of them, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets as an entirety to, any Person, provided that: (1) the successor, transferee or lessee (if not the Corporation) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and the Series F Preferred Stock shall be converted into or exchanged for and shall become shares of, or interests in, such successor, transferee or lessee, having in respect of such successor, transferee, or lessee substantially the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, that the Series F Preferred Stock has immediately prior to such transaction; and (2) the Corporation delivers to the transfer agent an officers' certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease complies with this Certificate of Designation. In the event of any consolidation or merger or conveyance, transfer or lease of all or substantially all of the assets of the Corporation that is permitted pursuant to this Section 7(c), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation with respect to the Series F Preferred Stock (or the shares or interests into, or for which, the Series F Preferred Stock is converted or exchanged), and thereafter, except in the case of a lease, the predecessor (if still in existence) shall be released from its obligations and covenants with respect to the Series F Preferred Stock. Where consent is required by this Section 7(c), such consent shall be given by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series F Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series F Preferred Stock at a meeting of the holders of Series F Preferred Stock called for such purpose.

     (d) Each share of Series F Preferred Stock shall vote with Common Stock on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise provided herein or by law, the holders of Series F Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (e) In exercising the voting rights set forth in this Section 7, each share of Series F Preferred Stock shall have one vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Series F Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

     8. General Provisions. (a) The term "person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

     (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

     (c) The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     IN WITNESS WHEREOF, said McLeodUSA Incorporated has caused this Certificate of Designations to be signed by ______________, its ______________ this __ day of ________, 2001.




                                       McLEODUSA INCORPORATED



                                       By:
                                       Name:
                                       Title: